UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2005

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

         (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)

On January 17, 2005, the Board of Directors of E-Z-EM, Inc. (the “Company”) elected Dr. James H. Thrall as a Class I director of the Company effective immediately, for a term expiring at the 2006 annual meeting of stockholders, to fill the vacancy created by the previous resignation of Dr. Michael Davis. There are no arrangements or understandings between Dr. Thrall and any persons pursuant to which he was selected as a director. The Board has not yet determined the committees of the Board on which Dr. Thrall will serve. There are no transactions between the Company and Dr. Thrall that are reportable under Item 404(a) of Regulation S-K. On January 18, 2005, the Company issued a press release announcing Dr. Thrall’s election, a copy of which is attached as Exhibit 99.1.

In connection with Dr. Thrall’s election, the Company and Dr. Thrall entered into a letter agreement setting forth his duties as a director and the Company’s standard compensation arrangements for members of the board. A copy of this agreement is attached to this report as Exhibit 10.1 and is incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits
	(c)	Exhibits
10.1 Letter Agreement with Dr. James H. Thrall

99.1 Press release dated January 18, 2005.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005	E-Z-EM, INC.

(Registrant)

By:	/s/ Peter J. Graham

Peter J. Graham

Vice President - General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1	Letter Agreement with Dr. James H. Thrall
99.1	Press Release dated January 18, 2005